Exhibit 4.2

AMENDMENT NO. 1
TO
SHAREHOLDERS RIGHTS AGREEMENT

This Amendment No. 1 to the Shareholders Rights Agreement (this “Amendment”) is made and entered into as of March __, 2026 by and among (1) Amir Nechmad, an Israeli resident, Israeli ID no. ***, having his address at ***, Israel, E-mail: ***; (2) Yair Nechmad, an Israeli resident, Israeli ID no. ***, having his address at ***, Israel, E-mail: ***; (3) Yair Nechmad Ltd., a company organized under the laws of the State of Israel, company number 51-486655-7, having its registered office at ***, Israel, E-mail: *** ; and (4) David Ben-Avi, an Israeli resident, Israeli ID no. ***, having his address at ***, Israel, E-mail: *** (each, a “Shareholder” and, together, the “Shareholders”).

WHEREAS, the Shareholders have entered into that Shareholders Rights Agreement dated as of as of March 9, 2021 (the “Agreement”); and

WHEREAS, the Shareholders wish to amend the Agreement as set forth in this Amendment;

NOW, THEREFORE, in consideration of the mutual promises contained in this Amendment, the parties hereto agree as follows:

Section 5.7 of the Agreement shall be replaced with the following clause:

"Notwithstanding Sections 5.4, 5.5 and 5.6 above, a Shareholder shall be permitted to sell or Transfer, in each calendar year (in one or more transactions), Shares, consisting of up to 5% of the issued and outstanding share capital of the Company, whether in the framework of the continuous trading on the Stock Exchange, or outside of the framework of the continuous trading on the Stock Exchange, without being subject to any Right of First Offer or Tag Along Rights of the other Shareholders in accordance with Sections 5.4, 5.5 and 5.6 above."

Except as expressly set forth herein, all terms and provisions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

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Amir Nechmad	Yair Nechmad	David Ben-Avi	Yair Nechmad LTD.